AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999
                           REGISTRATION NO. 333-72577

 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       ON

                                    FORM S-8

                                       TO

                                    FORM S-4


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           GREENPOINT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               06-1379001
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

                    90 Park Avenue, New York, New York 10016
                    (Address of Principal Executive Offices)

           1997 Executive and Non-employee Director Stock Option Plan
                            (Full title of the plans)

                                Howard C. Bluver
                          General Counsel and Secretary

                           GreenPoint Financial Corp.
                                 90 Park Avenue

                            New York, New York 10016
                            Telephone: (212) 834-1724

            (Name, address and telephone number of agent for service)

                                 CALCULATION OF REGISTRATION FEE

=========================-------------------------------------------------------
TITLE OF EACH CLASS   AMOUNT TO     PROPOSED     PROPOSED MAXIMUM  AMOUNT OF
OF SECURITIES TO BE      BE          MAXIMUM         AGGREGATE    REGISTRATION
    REGISTERED       REGISTERED  OFFERING PRICE  OFFERING PRICE      FEE
                                    PER UNIT

================================================================================
Common Stock, $0.01   739,518         N/A             N/A               (1)
    par value
================================================================================

(1) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-72577) on February 18, 1999.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

==============================================================================

      GreenPoint Financial Corp. (the "Company") hereby files this post-effective amendment to register on Form S-8 (the "Registration Statement") an aggregate of 739,518 shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), which were previously registered in a registration statement on Form S-4 (File No. 333-72577) incorporated herein by reference, for issuance pursuant to options granted under the 1997 Executive and Non-employee Director Stock Option Plan of Headlands Mortgage Company (the "Headlands Option Plan") pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 8, 1998, by and among the Company, GF Financial Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"). Pursuant to the Merger, Merger Sub merged with and into Headlands (the "Merger") and Headlands became a wholly-owned subsidiary of the Company. In addition, pursuant to the Merger, each share of common stock, without par value, of Headlands ("Headlands Common Stock"), with certain specified exceptions, was converted into the right to receive 0.620 shares (the "Exchange Ratio") of Company Common Stock, and each option to purchase shares of Headlands Common Stock granted under the Headlands Option Plan and outstanding as of the effective time of the Merger was converted into an option to purchase shares of Company Common Stock on substantially the same terms and conditions applicable under the Headlands Option Plan, except that the number of shares of Company Common Stock subject to such options was adjusted to equal (a) the number of shares of Headlands Common Stock subject to such option multiplied by (b) the Exchange Ratio (rounded to the nearest whole share), and the exercise price per share was adjusted to equal (x) the aggregate exercise price of the shares of Headlands Common stock that were purchasable pursuant to such option divided by the number of full shares of Company Common Stock subject to such converted option (rounded to the nearest whole cent). The Merger was completed on March 30, 1999. Immediately following the Merger, the Company contributed its interest in the surviving corporation to GreenPoint Bank, a wholly-owned subsidiary of the Company.

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

      (b) The Company's Current Reports on Form 8-K dated February 17, February 25, March 9, March 18 and March 30, 1999.

      (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, filed on September 27, 1993, including any amendments or reports filed for the purpose of updating that description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      The Company is a Delaware corporation subject to the applicable provisions of the Delaware General Corporation Law (the "DGCL") related to the limitation of director liability, indemnification of directors and officers and insurance against director and officer liability maintained by a corporation on behalf of directors and officers.

      The DGCL permits a corporation's certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that the relevant provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or approval of an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. The Company's certificate of incorporation, as amended (the "Company Certificate"), provides for the elimination of liability of directors to the fullest extent permitted by the DGCL.

      The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the relevant conduct was unlawful.

      In any threatened, pending or completed action or suit by or in the right of a corporation, the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any such action or suit by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim or issue as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper.

      The DGCL requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the previous two paragraphs or in defense of any claim, issue or matter therein against expenses actually and reasonably incurred by such person in connection therewith. Corporations may pay expenses incurred by an officer or director in defending any proceeding in advance of the final disposition of such matter upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnity. The indemnification provided for by the DGCL is not exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Company Certificate provides for indemnification of directors and officers (among others) who are made parties or are threatened to be made parties to or are otherwise involved in any actions, suits or proceedings, whether civil, criminal, administrative or investigative by reason of his or her role as such or service in such a role at the Company's request for another corporation or a partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered. The Company Certificate provides that expenses incurred or suffered shall be paid by the Company in advance of the final disposition thereof, and that if required by the DGCL, such advancement of expenses incurred by an indemnified party in his or her capacity as a director or officer (and not in any other capacity) will be made only upon delivery of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

      The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation or was or is serving in such a capacity at the request of the corporation with another business entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Company maintains an insurance policy insuring the directors and officers of the Company against certain acts and omissions arising while serving or acting in their official capacities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index located on page 11 hereof.

Item 9.  Undertakings.

      A.  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement relating to the acquisition of Headlands Mortgage Company to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of April 1999.

                                      GREENPOINT FINANCIAL CORP.
                                          (Registrant)


                            By       /s/ Thomas S. Johnson
                              ------------------------------------------
                                        Thomas S. Johnson
                                 Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on April 26, 1999, in the capacities indicated.

             /s/ Thomas S. Johnson
-------------------------------------------------
               Thomas S. Johnson,
               Chairman and Chief
               Executive Officer
          (Principal Executive Officer)


                      *
-------------------------------------------------
                Bharat B. Bhatt
         Member of the Board, President
          and Chief Operating Officer




                      *
----------------------------------------------
            Dan F. Huebner, Director




                      *
----------------------------------------------
          William M. Jackson, Director

                      *
----------------------------------------------
            Susan J. Kropf, Director




                      *
----------------------------------------------
           Robert M. McLane, Director




                      *
----------------------------------------------
          Charles B. McQuade, Director




                      *
----------------------------------------------
           Alvin N. Puryear, Director




                      *
----------------------------------------------
           Robert P. Quinn, Director




----------------------------------------------
          Edward C. Schmults, Director




                      *
----------------------------------------------
            Wilfred O. Uhl, Director




----------------------------------------------
           Robert F. Vizza, Director




----------------------------------------------
           Jules Zimmerman, Director




                      *
----------------------------------------------
             Charles P. Richardson
            Executive Vice President

                   *
---------------------------------------------

                Jeffrey R. Leeds
   Executive Vice President, Chief Financial
                    Officer
         (Principal Financial Officer)



                      *
----------------------------------------------
               Mary Beth Farrell
     Senior Vice President and Comptroller
         (Principal Accounting Officer)


*By:  /s/ Thomas S. Johnson
Thomas S. Johnson, Attorney-in-fact

Thomas S. Johnson, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                  EXHIBIT INDEX

Exhibit No.                                Exhibit
-----------                                -------

5             Opinion of Wachtell, Lipton, Rosen & Katz.

23.1          Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5).

23.2          Consent of PricewaterhouseCoopers LLP.*

24 Power of Attorney (included on signature page to the Registration Statement of GreenPoint Financial Corp. (File No. 333-72577) filed on February 18, 1999).

99.1 1997 Executive and Non-employee Director Stock Option Plan of Headlands Mortgage Company (incorporated herein by reference to Exhibit 10 to the Registration Statement (File No. 333-48253) of Headlands Mortgage Company filed with the Securities and Exchange

              Commission on March 19, 1998).

--------------
*  Filed herewith.  All other exhibits were previously filed.

                                                                    Exhibit 23.2


Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-72777) of our report dated January 21, 1999, which appears on page 47 of the 1998 Annual Report to Shareholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998.

                                                 /s/  PricewaterhouseCoopers LLP

New York, New York
April 26, 1999